SCHEDULE 14A

                          SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [   ]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, For Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-12


                        WILLAMETTE INDUSTRIES, INC.

                          -----------------------

              (Name of Registrant as Specified in its Charter)
                          -----------------------

                            WEYERHAEUSER COMPANY

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange
          Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transactions:
     (5)  Total fee paid:

----------
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as  provided  by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

EXPLANATORY NOTE

        Originally filed on November 29, 2000. Refiled for EDGAR indexing purposes only.

                                                [Weyerhaeuser Company logo]

News Release

For Immediate Release

              WEYERHAEUSER COMPANY COMMENCES TENDER OFFER FOR
                        WILLAMETTE INDUSTRIES, INC.

FEDERAL WAY, Wash., November 29, 2000 - Weyerhaeuser Company (NYSE: WY) today announced that it is commencing a cash tender offer for all of the outstanding shares of common stock of Willamette Industries, Inc. (NYSE:
WLL) for $48 per share. Following completion of the tender offer, Weyerhaeuser intends to consummate a second step merger in which all remaining Willamette shareholders will receive the same cash price paid in the tender offer.

Based on the latest publicly available information, Willamette has approximately 112.5 million shares on a fully diluted basis, giving the transaction a total equity value of approximately $5.4 billion. In addition, Willamette had total debt of approximately $1.7 billion on September 30, making the total value of the transaction approximately $7.1 billion. The acquisition is expected to be accretive to Weyerhaeuser's cash flow and earnings per share in the first year after close.

Steven R. Rogel, chairman, president and chief executive officer of Weyerhaeuser, said, "While we still prefer to conclude a negotiated transaction with Willamette, their refusal to discuss a combination has forced us to take our offer directly to Willamette's shareholders - the owners of the company. Willamette shareholders will now have the opportunity to decide the future of the company for themselves. This offer provides substantial value to Willamette shareholders at a premium well beyond what Willamette could achieve alone, now or later."

The tender offer and withdrawal rights are scheduled to expire at 12:00 midnight E.S.T., January 4, 2001, unless extended.

The tender offer is conditioned upon, among other things: there being validly tendered and not withdrawn prior to the expiration date a number of shares of Willamette common stock that represents at least a majority of the total number of outstanding Willamette shares on a fully diluted basis; Willamette's board of directors redeeming the related preferred stock purchase rights or Weyerhaeuser's acquisition subsidiary being satisfied, in its sole discretion, that the rights have been invalidated or are otherwise inapplicable to the offer and the proposed second-step merger described herein; and the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder. The complete terms and conditions of the tender offer are contained in the offer to purchase included in the tender offer statement to be filed today with the Securities and Exchange Commission.

The offer is not conditioned upon financing. Weyerhaeuser has received financing commitments from Morgan Stanley Dean Witter and The Chase Manhattan Bank to fund its offer for all of the outstanding shares of Willamette.


                                 - more -

Morgan Stanley Dean Witter is acting as Dealer Manager for the offer and Innisfree M&A Incorporated is acting as Information Agent.


Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 1999, sales were $12.3 billion. It has offices or operations in 13 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various US business segments; performance of the company's manufacturing operations; the types of logs harvested in the company's logging operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the US dollar and the Euro, and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

IMPORTANT INFORMATION

Company Holdings, Inc. ("CHI"), a wholly owned subsidiary of Weyerhaeuser Company ("Weyerhaeuser"), has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. ("Willamette") at $48.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 12:00 midnight, New York City time, on Thursday, January 4, 2001. CHI may extend the offer and currently expects that the offer will be extended until the principal conditions to the offer, which are described in the Offer to Purchase forming part of CHI's tender offer statement, are satisfied. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the offer was scheduled to expire.


                                 - more -

Investors and security holders are urged to read any proxy statement regarding the proposed business combination described herein, when it becomes available, because it will contain important information. Each such proxy statement will be filed with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the tender offer statement, each such proxy statement (when it is available) and other documents filed by Weyerhaeuser with the Commission at the Commission's website at http://www.sec.gov. The tender offer statement, each such proxy statement (when it is available) and these other documents may also be obtained for free from Weyerhaeuser by directing a request to Kathryn McAuley at (253) 924-2058.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of shareholders of Willamette by Weyerhaeuser and CHI is available in a filing made by Weyerhaeuser with the Commission pursuant to Rule 14a-12 on November 29, 2000.

Today's news release, along with other news about Weyerhaeuser, is available on the Internet at http://www.weyerhaeuser.com.

Weyerhaeuser contacts:


         Analysts                                             Media
         Kathryn McAuley      Joele Frank / Jeremy Zweig      Bruce Amundson
         Weyerhaeuser         Joele Frank, Wilkinson          Weyerhaeuser
         (253) 924-2058       Brimmer Katcher                 (253) 924-3047
                              (212) 355-4449

                     Information Regarding Participants

Weyerhaeuser Company ("Weyerhaeuser") and certain other persons named below may be deemed to be participants in the solicitation of proxies in respect of the proposed business combination (the "Business Combination") of Weyerhaeuser and Willamette Industries, Inc. (the "Company"). The participants in the solicitation may include (i) the directors of Weyerhaeuser, (ii) the following executive officers of Weyerhaeuser:
William R. Corbin (Executive Vice President, Wood Products), C. William Gaynor (Senior Vice President, Canada), Richard C. Gozon (Executive Vice President, Pulp, Paper and Packaging), Richard E. Hanson (Senior Vice President, Timberlands), Steven R. Hill (Senior Vice President, Human Resources), Mack L. Hogans (Senior Vice President, Corporate Affairs), Kenneth J. Stancato (Vice President, Corporate Controller), William C. Stivers (Executive Vice President and Chief Financial Officer) and George
H. Weyerhaeuser, Jr. (Senior Vice President, Technology), (iii) the following employees of Weyerhaeuser: Kathryn McAuley (Managing Director, Investment Relations) and Richard J. Taggart (Vice President and Treasurer), (iv) the directors of Company Holdings, Inc. ("CHI"): Claire S. Grace and Jeffrey W. Nitta and (v) the following executive officers of CHI:
Robert A. Dowdy (Vice President and General Counsel) and Larry W. Pollock (Vice President and Assistant Secretary). In addition, although Morgan Stanley & Co. Incorporated does not admit that it or any of its directors, officers, employees or affiliates is a "participant", as defined in
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning them, the following employees of Morgan Stanley & Co. Incorporated may assist Weyerhaeuser in the solicitation of proxies: Lisa Beeson (Principal), Joseph Messina (Associate), Peter Pashigian (Vice President), Joseph Rault (Managing Director) and Marko Remec (Managing Director).

     The interests of the foregoing individuals in the Business Combination consist of (i) their beneficial ownership of shares of the Company's common stock, par value $0.50 per share (the "Company Common Shares"); and (ii) their beneficial ownership of Weyerhaeuser's common shares, par value $1.25 per share (the "Weyerhaeuser Common Shares"), exchangeable shares of Weyerhaeuser Company Limited ("Exchangeable Shares") and options ("Weyerhaeuser Options") to purchase Weyerhaeuser Common Shares. Additional information with respect to these items is set forth below.

1.   Securities of the Company

     As of the date of this filing, Weyerhaeuser is the beneficial owner of 1,000 Company Common Shares. Steven R. Rogel, Chairman of the Board of Directors, President and Chief Executive Officer of Weyerhaeuser is the beneficial owner of 56,324 Company Common Shares. Martha R. Ingram, a Director of Weyerhaeuser is the beneficial owner of 1,000 Company Common Shares.

2.   Securities of Weyerhaeuser



                                   Weyerhaeuser Common            Weyerhaeuser
Name and Title                     Shares and                     Common Share       Weyerhaeuser
                                   Exchangeable Shares(1)         Equivalents(2)      Options(3)

William R. Corbin (Executive              4,048                      14,016             202,890
Vice President, Wood Products)

Robert A. Dowdy (Vice
President and General Counsel of
CHI)

W. John Driscoll (Director)           3,904,064                       2,088                --




                                                                          6


C. William Gaynor (Senior Vice            1,647                        --                32,819
President, Canada)

Richard C. Gozon (Executive              30,251                      14,762             202,890
Vice President, Pulp, Paper and
Packaging)

Claire S. Grace (Director and               237                          12               2,270
Secretary of CHI)

Richard E. Hanson (Senior Vice            4,755                      10,596              72,668
President, Timberlands)

Richard F. Haskayne (Director)            3,000                       1,008               4,629

Robert J. Herbold (Director)                200                       1,261                 --

Steven R. Hill (Senior Vice               9,245                         --              106,580
President, Human Resources)

Mack L. Hogans (Senior Vice               3,602                       4,143              86,810
President, Corporate Affairs)

Martha R. Ingram (Director)             263,048                      14,470                 --

John I. Kieckhefer (Director)         4,481,928                      10,855                 --

Arnold G. Langbo (Director)                 200                       1,064                 --

Donald F. Mazankowski                       400                       3,234                 --
(Director)

Kathryn McAuley (Managing                   600                          --                 --
Director of Investment Relations)

Jeffrey W. Nitta (Director and           12,510                         297              16,205
Assistant Treasurer of CHI)

Larry W. Pollock (Vice President         20,086                       5,259              54,495
and Assistant Secretary of CHI)

Steven R. Rogel (Chairman of              1,056                      56,471             535,000
the Board of Directors, President
and Chief Executive Officer)

William D. Ruckelshaus                    1,600                       5,517                 --
(Director)

Richard H. Sinkfield (Director)             500                       3,174                 --

Kenneth J. Stancato (Vice                13,951                       8,463              62,983
President, Corporate Controller)

William C. Stivers (Executive            15,298                      11,871             124,600
Vice President and Chief
Financial Officer)

James N. Sullivan (Director)              1,000                       2,774                 --

Richard J. Taggart (Vice                  3,585                       5,180              30,150
President and Treasurer)

George H. Weyerhaeuser, Jr.             173,511                          --              92,460
(Senior Vice President,
Technology)

Clayton K. Yeutter (Director)               500                       1,596                 --


(1) As of November 13, 2000. Includes Weyerhaeuser Common Shares held in benefit plans, as of November 8, 2000.

(2) Weyerhaeuser Common Share Equivalents held under the Fee Deferral Plan for Directors, the Incentive Compensation Plan for Executive
     Officers and performance share plans and deferred compensation plans for employees, as of November 13, 2000.

(3) Includes both vested and unvested options to acquire Weyerhaeuser Common Shares, as of November 8, 2000.